EXHIBIT 5
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                        ROBINSON, BRADSHAW & HINSON, P.A.
                       101 North Tryon Street, Suite 1900
                         Charlotte, North Carolina 28246
                              Phone (704) 377-8383
                               Fax (704) 373-3983



                                  June 7, 2002


First National Corporation
950 John C. Calhoun Drive, S.E.
Orangeburg, South Carolina 29115

Re: Registration Statement on Form S-8 of First National Corporation

Ladies and Gentlemen:

            We have served as counsel to First National Corporation, a South Carolina corporation (the "Company"), in connection with the preparation by the Company of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of an aggregate of 300,000 shares of the Company's common stock, par value $2.50 per share (the "Shares"), to be issued by the Company pursuant to the First National Corporation 2002 Employee Stock Purchase Plan (the "Plan").

            We have examined the Plan, the Articles of Incorporation of the Company, the Bylaws of the Company, and such other corporate documents and records and certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion.

            We have assumed the authority and genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies.

            Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares are duly authorized and, when issued by the Company pursuant to the terms and conditions of the Plan, and upon payment of the consideration payable therefore pursuant to the Plan, will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         ROBINSON, BRADSHAW & HINSON, P.A.

                                         /s/ Robinson, Bradshaw & Hinson, P.A.